CUSTODIAN AGREEMENT

                            SATURNA INVESTMENT TRUST
                          SEXTANT SHORT-TERM BOND FUND

This CUSTODIAN AGREEMENT, effective September 28,1995, between the Sextant Short-Term Bond Fund of Saturna Investment Trust, one of the separate Funds of the Trust, organized under the Washington State Business Trust Act, (hereinafter called the "Fund"), and National City Bank, Indiana (hereinafter called the "Custodian"),

                                   WITNESSETH:

WHEREAS, the Fund desires that its securities and cash shall be hereafter held and administered by the Custodian pursuant to the terms of this Agreement:

NOW, THEREFORE, in consideration of the mutual agreements herein made, the Fund and the Custodian agree as follows:

Section 1. Definitions

The word "Securities" as used herein includes stocks, units, options, notes, mortgages or other obligations and any certificates, receipts, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

The words "Officers' Certificate" shall mean a request or direction or certification in writing signed in the name of the Fund by any two of the Chairman of the Executive Committee, the President, a Vice President, the Secretary and the Treasurer of the Trust on behalf of the Fund, or any other persons duly authorized to sign by the Board of Trustees or the Executive Committee of the Trust.

The term "Book-Entry System" shall mean the Federal Reserve / Treasury book-entry system for the United States and federal agency Securities, its successor or successors and its nominee or nominees, and the term "Depository" shall mean a Depository Trust Company ("DTC") a clearing agency registered with the Securities and Exchange Commission, its successor or successors and its nominee or nominees, provided the Custodian has received a certified copy of a resolution of the Trust's Board of Trustees specifically approving deposits in the Book-Entry System or DTC, as the case may be. The term "Depository" shall further mean and include any other registered clearing agent, successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Trust's Board of Trustees approving deposits therein by the Custodian.

Section 2. Names, Titles and Signatures of Trust's Officers

A. The Secretary of the Trust will certify to the Custodian the names and signatures of those persons authorized to sign the Officers' Certificates described in Section 1 hereof, and the names of the members of the Board of Trustees and the Executive Committee thereof, together with any changes which may occur from time to time.

B. Authorized Oral Instructions - Appropriate certifications will be provided to the Custodian for any oral instructions. The Custodian shall have no responsibility for the adequacy or accuracy of such instructions received from the Fund and shall incur no liability for, and shall be entitled to rely upon, any such instructions which the Custodian believes in good faith are given by an Authorized Representative.

Section 3. Receipt and Disbursement of Money

A. The Custodian shall open and maintain a separate account or accounts in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement. The Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund. The Custodian shall make payments of cash to, or for the account of the Fund from such cash only (a) for the purchase of Securities for the Fund upon the delivery of such Securities to the Custodian, registered in the name of the Fund or the nominee of the Custodian referred to in Section 9 or in proper form for transfer, (b) for the purchase or redemption of Shares of the Fund upon delivery thereof to the Custodian, (c) for the payment of interest, dividends, taxes, management or supervisory fees or operating expenses (including, without limitation thereto, fees for legal, accounting and auditing services), (d) for payments in connection with the conversion, exchange or surrender of Securities to the Custodian, or (e) for other proper trust purposes. Before making any such payment, the Custodian shall receive (and may rely upon) an Officers' Certificate requesting such payment and stating that it is for a purpose permitted under the terms of items (a), (b),
(c) or (d) of this subsection A, and also, in respect of item (e), upon receipt of an Officers' Certificate and a certified copy of the resolution of the Board of Trustees or of the Executive Committee of the Trust signed by an Officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which payment is to be made, declaring such purpose to be a proper Trust purpose, and naming the person or persons to whom such payment is to be made.

B. The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Fund.
Section 4. Receipt of Securities

The Custodian, or its sub-custodian as provided in Section 9, shall provide that all Securities received by it for the account of the Fund shall be held in a separate account and physically separated at all times from those of any other person. All such Securities are to be held or disposed by the Custodian, or its sub-custodians for and subject at all times to the instructions of the Fund pursuant to the terms of this Agreement. The Custodian, or its sub-custodians, shall have no power or authority to assign, hypothecate, pledge, or otherwise dispose of any such Securities and investments, except pursuant to the direction of the Fund and only for the account of the Fund as set forth in Section 5 of this Agreement.

Section 5.   Transfer, Exchange, Registration, Redelivery,
                     etc. of Securities

The Custodian shall have sole power to release or deliver Securities of the Fund held by it pursuant to this Agreement.

A. All Securities held for the Fund, which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held for the Fund may be registered in the name of the Fund, in the name of any duly appointed registered nominee of the Custodian, as the Custodian may from time to time determine, or in the name of the Book-Entry System or a Depository or their successor or successors, or their nominee or nominees. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or a Depository any Securities which it may hold for the account of the Fund. The Custodian shall hold all such Securities which are not held in the Book-Entry System or in a Depository in a separate account in the name of the Fund, physically segregated at all times from those of any other person or persons.

B. The Fund shall instruct the Custodian from time to time in its sole discretion, by means of an Officers' Certificate signed in the name of the Fund by two Officers in accordance with the provisions of Section 1, as to the manner in which and in what amounts such Securities and moneys are to be deposited on behalf of the Fund in the Book-Entry System or a Depository, as each term is defined in Section l; provided, however, that prior to the deposit of Securities or moneys of the Fund in either the Book-Entry System or a Depository, including a deposit in connection with the settlement of a purchase or sale, or a delivery of loan collateral, the Custodian shall have received a certified copy of a resolution of the Trust's Board of Trustees for the Fund specifically approving such deposits by the Custodian on behalf of the Fund in the Book-Entry System or a Depository as the case may be. Securities and moneys of the Fund deposited in either the Book-Entry System or a Depository, as the case may be, will be represented in accounts which include only assets held by the Custodian for its customers, (including but not limited to) accounts in which the Custodian acts in a fiduciary or representative capacity.

C. Unless otherwise instructed to the contrary by an Officers' Certificate signed in the name of the Fund by any two Officers, the Custodian by itself, or through the use of the Book-Entry System or a Depository with respect to Securities therein deposited, shall with respect to all Securities held for the Fund in accordance with this Agreement:

         (l) Collect all income due or payable;

         (2) Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

         (3) Surrender Securities in temporary form for definitive Securities;

         (4) Execute, as Custodian, any necessary declarations or certificates of ownership under the Federal Tax Laws or the laws or regulations of any other taxing authority now or hereafter in effect;

         (5) Hold directly, or through the Book-Entry System or a Depository with respect to Securities therein deposited, for the account of the Fund all stock dividends, rights and similar Securities issued with respect to any Securities held by the Custodian hereunder.

(D) Upon receipt of an Officers' Certificate signed in the name of the Fund by any two Officers as defined in Section 1, and not otherwise, the Custodian shall:

         (l) Execute and deliver to such persons as may be designated in such certificate, proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any Securities may be exercised;

         (2) Deliver any Securities held for the Fund in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

         (3) Deliver any Securities held for the Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement, such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

         (4) Make such transfers or exchanges of the assets of the Fund, and take such other steps, as shall be stated in said certificate to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund.

Section 6. Voting and Other Action

The Custodian shall promptly notify the Fund of any calls for redemption, mergers, tenders, consolidations, reorganizations, recapitalizations, or similar proceedings affecting domestic Securities held in the Account, provided notice of such proceedings appears in standard New York financial publications or a service to which the Custodian subscribes. The Custodian shall not be liable for late presentation of such items when the Fund has failed to timely instruct the Custodian in writing.

Neither the Custodian nor any nominee of the Custodian shall vote any of the Securities held hereunder by or for the account of the Fund, except in accordance with the instructions contained in an Officers' Certificate. The Custodian shall promptly deliver, or cause to be executed and delivered, to the Fund all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such Securities (if registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted.
Section 7. Sale and Redemption of Capital Stock of the Fund A. Whenever the Fund shall sell any Shares of beneficial interest in the Fund, it shall cause to be delivered to the Custodian all moneys received for such sales. B. Upon receipt of such moneys, the Custodian shall credit such moneys to the account of the Fund.
C. Upon the issuance of any of the Shares of beneficial interest of the Fund in accordance with the foregoing provisions of this Section, the Custodian shall pay, out of the money held for the account of the Fund, all original issue or other taxes required to be paid by the Fund in connection with such issuance, specifying the amount to be paid.

D. Whenever the Fund shall hereafter redeem any Shares of beneficial interest in the Fund, it shall furnish to the Custodian an Officers' Certificate signed in the name of the Fund by any two Officers of the Trust, stating:

         (a) The name of the investor redeeming; and

         (b) The amount to be paid for the Shares redeemed.

E. Upon receipt from the Transfer Agent of an advice setting forth the number of Shares received by the Transfer Agent for redemption and that such Shares are valid and good form for redemption, the Custodian shall make payment out of the moneys held for the account of the Fund, either to the Transfer Agent or to such other persons as may be specified by the Transfer Agent of the total amount specified in the certificate issued pursuant to the foregoing subsection D of this Section.

Section 8. Concerning Custodian

A. The Custodian shall be paid promptly upon receipt of an invoice from the Custodian for its services pursuant to this Agreement such compensation as may from time to time be agreed upon between the two parties.

B. The Custodian shall not be liable for any action taken in good faith upon any certificate herein described or a certified copy of any resolution of the Board of Trustees of the Trust or of the Executive Committee, and may rely on the genuiness of any such document which it may in good faith believe to have been validly executed.

C. The Fund agrees to indemnify and hold harmless the Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's failure to act due to its gross negligence or willful misconduct. The Custodian is authorized to charge any account of the Fund for such items. In the event of any advance of cash for any purpose made by the Custodian resulting from orders or instructions of the Fund, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's failure to act due to its gross negligence or willful misconduct, any property at any time held for the account of the Fund shall be security therefor.

Upon the failure of the Fund to cure any overdraft amounts, the Custodian may immediately and without notice foreclose the foregoing lien and security interest.

D. The Custodian may appoint one or more banking institutions as Depository or Depositories or as Sub-Custodians, including, but not limited to banking institutions located in foreign countries, of Securities and moneys at any time owned by the Fund, upon terms and conditions approved in written instructions from two Officers of the Trust for the Fund. Such appointment may include, but is not limited to, the deposit of all or any portion of the Securities or moneys of the Fund with DTC or Book-Entry System.

E. The Custodian shall provide the Fund with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System or a Depository and with such reports on its own systems of internal accounting control as the Fund may reasonably request from time to time.

Section 9. Reports by Custodian

A. Promptly after each purchase of Securities by the Fund, the Fund shall deliver to the Custodian, with respect to each purchase of Securities, an Officers' Certificate signed in the name of the Fund by any two Officers as defined in Section 1, specifying with respect to each such purchase: (a) the name of the issuer and the title of the Securities, (b) the number of shares or the principal amount purchased and accrued interest, if any, (c) the date of purchase and settlement, (d) the purchase price per share, (e) the total amount payable upon such purchase, (f) the name of the person from whom or the broker through whom the purchase was made, (g) whether such purchase is to be settled through the Book-Entry System or a Depository, and (h) whether the Securities purchase are to be deposited in the Book-Entry System or a Depository. The Custodian shall upon receipt of the Securities purchased by or for the Fund pay out of the moneys held for the account of the Fund, the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such certificate.

B. Promptly after each sale of Securities by the Fund, the Fund shall deliver to the Custodian, with respect to each sale of Securities, a certificate signed in the name of the Fund by any two Officers as defined in Section 1, specifying with respect to each such sale: (a) the name of the issuer and the title of the Security, (b) the number of shares or principal amount sold, and the accrued interest, if any, (c) the date of sale, (d) the sale price per share, (e) the total amount payable to the Fund upon such sale, (f) the name of the person to whom or the broker through whom the sale was made, and (g) whether such sale is to be settled through the Book-Entry System or a Depository. The Custodian shall deliver the Securities upon receipt of the total amount payable to the Fund upon such sale, provided that the same conforms to the total amount payable as set forth in such certificate. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

C. The Custodian shall deliver to the Fund promptly after the close of business on each day safekeeping receipts for all transactions for the account of the Fund during said day; and it shall, at least monthly and from time to time, render a detailed statement of the Securities and moneys held for the Fund under this Agreement. The Custodian shall forward to the Fund confirmation of any purchase or sale of Securities.

Section 10. Termination or Assignment

A. This Agreement may be terminated by the Fund, or by the Custodian, on sixty days' notice, given in writing and sent by registered mail to the Custodian or to the Fund, as the case may be. In the event such notice is given by the Fund, it shall be accompanied by a copy of a resolution of the Board of Trustees of Saturna Investment Trust, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $1,000,000 aggregate capital surplus and undivided profits. In the event such notice is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a copy of a resolution of the Board of the Trust, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by the Fund, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus, and undivided profits. If the Fund fails to designate a successor custodian, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all securities and moneys then owned by the Fund be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement.

B. This Agreement may not be assigned by the Custodian without the consent of the Fund, authorized or approved by a resolution of the Board of Trustees of the Trust for the Fund.

Section 11. Custodian Power of Attorney

The Custodian is authorized and empowered in the name of and on behalf of the Fund to execute any certificates of ownership or other instruments which are or may hereafter be required by any regulations of the United States or any state or political subdivision thereof, so that the Custodian may fulfill its obligations hereunder as required in connection with any Securities.

Section 12. Amendments

The parties may make amendments to the Agreement from time to time, provided that any such amendment shall be reduced to writing and shall be executed as an addendum to this Agreement in the same manner as this Agreement has been executed.

Section 13. Successors and Assigns

This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties hereto.

Section 14. Completeness

This Agreement along with a copy of the fee schedule constitutes the full and complete agreement between the Custodian and Fund, and no other understanding or agreement, whether written or oral, shall bind either of the parties hereto.

Section 15. Governing Law

This Agreement shall be governed by the applicable laws of the State of Indiana.

Section 16. Notices

It shall be sufficient service of any notice, request, authorization, complaint, demand or other paper required under this Agreement to be given or filed with the Custodian or Fund if the same shall be duly mailed by first class mail with postage prepaid addressed as follows:

     (a)  If to the Custodian:

         National City Bank, Indiana
         Investment Operations, Suite 435E
         Attention: Donna Weir
         101 W. Washington Street
         Indianapolis, Indiana 46255

         FAX Number: (317) 267-7658

     (b) If to the Fund:

         Saturna Investment Trust
         Sextant Short-Term Bond Fund
         P.O. Box 2969
         Bellingham, Washington 98227-2969

         FAX Number: (360) 734-0755


SATURNA INVESTMENT TRUST SEXTANT SHORT-TERM BOND FUND By: Nicholas Kaiser, President ATTEST

By: James Winship, Secretary


                                                     NATIONAL CITY BANK, INDIANA


                                                     By: Christopher N. Daily
ATTEST


Donna Weir